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                                                                   Exhibit 99.1


FOR RELEASE: Immediately


Contact:
Richard K. Arter               Investor Relations                  941-362-1200
Richard J. Dobbyn              Chief Financial Officer             941-362-1200


            SUN HYDRAULICS CORPORATION DECLARES 4TH QUARTER DIVIDEND


SARASOTA, FLA, December 18, 2002 - Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on January 15, 2003, to shareholders of record as of December 31, 2002.


Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.